UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 22, 2005

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company has entered into indemnification agreements with each of its directors to preserve the maximum protections provided by state corporation law and the Company’s By-laws and to provide assurance to directors and officers regarding future rights to indemnification. In connection with the appointment of the director reported below, the Company entered into an indemnification agreement with the newly appointed director in the form incorporated by reference herein as Exhibit 10.1, and he is identified on the Schedule to the form of indemnification agreement attached hereto as Exhibit 10.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 22, 2005, the Board of Directors of Ryerson Tull, Inc. (the “Company”) appointed Dennis J. Keller as a director of the Company to fill a newly created directorship on the Board of Directors. Mr. Keller will hold office until his successor is elected and qualified. There are no arrangements or understandings between the new director and any other persons pursuant to which such director was selected as a director.

Mr. Keller has been named to serve as a member of the Board’s Nominating and Governance Committee and its Audit Committee. He is Chairman of the Board of DeVry Inc. and DeVry University Inc. DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University, Deaconess College of Nursing and Becker Professional Review, which together serve approximately 100,000 students in more than 30 countries. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor’s and master’s degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Deaconess College of Nursing offers associate and bachelor’s degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams.

Mr. Keller holds an undergraduate degree in economics from Princeton University, and an MBA from the University of Chicago. He currently is a director of Nicor Inc., Chairman of the Board of Trustees of the African Wildlife Foundation, Vice Chairman of the Chicago Zoological Society at Brookfield Zoo, and a member of the Boards of Trustees of the University of Chicago, Princeton University and the Mpala Wildlife Foundation. The press release attached hereto as Exhibit 99.1 is incorporated by reference in answer to this Item 5.02.

Item 7.01 Regulation FD Disclosure

On November 22, 2005, Ryerson Tull, Inc. issued a press release announcing that on November 22, 2005, its Board of Directors declared cash dividends of 5 cents per share on the Corporation’s Common Stock and 60 cents per share on the Series A $2.40 Cumulative Convertible Preferred Stock. The dividends will be payable on February 1, 2005, to holders of record of the applicable stock at the close of business on January 11, 2005. The press release attached hereto as Exhibit 99.1is incorporated by reference in answer to this Item 7.01.

Item 9.01. Financial Statements and Exhibits

(a)	None

(b)	None

(c)	Exhibit – The Exhibit Index included herewith is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: November 22, 2005	/s/ Lily L. May
By: Lily L. May
Its: Vice President, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Indemnification Agreement dated June 24, 2003, between the Company and the parties listed on the schedule thereto (Filed as Exhibit 10.24 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-9117), and incorporated by reference herein.)

10.2	Schedule to Form of Indemnification Agreement as referred to in Exhibit 10.1

99.1	Press Release, dated November 22, 2005.

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit to the Company’s Annual Report on Form 10-K.